UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

_______________________

Filed by the Registrant ☑            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Diebold Nixdorf, Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

**** IMPORTANT REMINDER ****

April 14, 2023

Dear Diebold Nixdorf Shareholder:

As we get closer to the Annual Meeting of Shareholders on April 27, 2023, we are seeking your support for a number of important proposals, including agenda items to increase our authorized Common Shares (Proposal 5) and to amend our Articles of Incorporation to eliminate certain supermajority voting requirements imposed by Ohio law (Proposal 6).

Your vote at this annual meeting is critically important.

The Board unanimously recommends a vote “FOR” Proposals 5 and 6 and believes that these actions are in the best interests of our Company and our shareholders. These proposals have also received favorable recommendations from Institutional Shareholder Services Inc. and Glass, Lewis & Co., the leading proxy advisory firms.

If you do not vote on Proposals 5 or 6, it has the same outcome voting against these proposals.

If Proposal 5 is not approved and our Common Shares authorization is not increased, we may not be able to satisfy certain mandatory obligations under our existing financing arrangements, which would have a significant and material negative impact on the Company. Any Common Shares not used in connection with our financing obligations will give us additional strategic flexibility to consider and respond to future business opportunities at an important time for our Company.

Proposal 6 will amend our Articles of Incorporation to eliminate supermajority voting requirements imposed by the Ohio Revised Code for certain fundamental matters and will lower the threshold for votes on such matters to a majority of our outstanding shares. Not only does this change reflect best practices in corporate governance, but it also increases the likelihood that the Company will be able to proceed with important corporate actions at this critical time.

Each of these proposals, and the reason why your vote “FOR” these proposals is crucial, are described in more detail in our Proxy Statement, which can be found on our website (https://investors.dieboldnixdorf.com/investor-overview/default.aspx) or the SEC’s website (https://www.sec.gov).

Instructions on how to vote over the telephone or Internet are enclosed with this letter. It is quick and easy. Alternatively, you may sign and return the enclosed voting instruction form in the envelope provided.

Thank you for your continued investment in Diebold Nixdorf and for taking the time to vote on these important proposals.

P.O. BOX 8016, CARY, NC 27512-9903	Diebold Nixdorf, Incorporated
Important Notice Regarding the Availability
of Proxy Materials
Shareholders Meeting to be held on
April 27, 2023
For Shareholders of record as of February 28, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/DBD

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/DBD

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 17, 2023.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/DBD	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Diebold Nixdorf, Incorporated

Meeting Type: Annual Meeting of Shareholders
Date: Thursday, April 27, 2023
Time: 8:00 AM, Eastern Time
Place: Annual Meeting to be held live via the internet - please visit
www.proxydocs.com/DBD for more details

You must register in advance to attend the meeting online and/or participate at www.proxydocs.com/DBD

SEE REVERSE FOR FULL AGENDA

Diebold Nixdorf, Incorporated

Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 5 AND 6
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY YEAR.

PROPOSAL

1.	Election of Directors
Nominees:

1.01 Arthur F. Anton
1.02 William A. Borden
1.03 Marjorie L. Bowen
1.04 Matthew Goldfarb
1.05 Octavio Marquez
1.06 Emanuel R. Pearlman
1.07 Kent M. Stahl

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
3.	To approve, on an advisory basis, the Company’s named executive officer compensation.
4.	To recommend, on an advisory basis, the frequency of the named executive officer compensation advisory vote.
5.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized common shares.
6.
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate supermajority voting requirements for matters requiring shareholder approval under the Ohio Revised Code.